UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.       )

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Filed by a Party other than the Registrant ☐

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☐	Soliciting Material Pursuant to §240.14a-12

Prudential Bancorp, Inc. of Pennsylvania

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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[Prudential Bancorp, Inc. of Pennsylvania Logo]

January 4, 2008

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Prudential Bancorp, Inc. of Pennsylvania.  The meeting will be held at the Holiday Inn – Philadelphia Stadium, located at 900 Packer Avenue, Philadelphia, Pennsylvania, on Monday, February 4, 2008 at 11:00 a.m., Eastern Time.

The Board of Directors unanimously recommends a vote “FOR” each of Prudential Bancorp’s nominees for election as directors, Francis V. Mulcahy and Joseph W. Packer, Jr., for three-year terms expiring in 2011 and ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2008.  Each of these matters is more fully described in the accompanying materials.

It is very important that you be represented at the annual meeting regardless of the number of shares you own or whether you are able to attend the meeting in person.  We urge you to mark, sign, and date your white proxy card today and return it in the envelope provided, even if you plan to attend the annual meeting.  This will not prevent you from voting in person, but will ensure that your vote is counted if you are unable to attend.

Your continued support of and interest in Prudential Bancorp, Inc. of Pennsylvania is sincerely appreciated.

Very truly yours,

Thomas A. Vento
President and Chief Executive Officer

PRUDENTIAL BANCORP, INC. OF PENNSYLVANIA 1834 Oregon Avenue Philadelphia, Pennsylvania 19145
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TIME	11:00 a.m., Eastern Time, Monday, February 4, 2008

PLACE	Holiday Inn – Philadelphia Stadium 900 Packer Avenue Philadelphia, Pennsylvania

ITEMS OF BUSINESS	(1) To elect two directors for a three-year term and until their successors are elected and qualified;

(2) To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2008; and

(3) To transact such other business, as may properly come before the meeting or at any adjournment thereof. We are not aware of any other such business.

RECORD DATE	Holders of Prudential Bancorp common stock of record at the close of business on December 19, 2007 are entitled to vote at the meeting.

ANNUAL REPORT	Our 2007 Annual Report to Shareholders is enclosed but is not a part of the proxy solicitation materials.

PROXY VOTING	It is important that your shares be represented and voted at the meeting. You are urged to vote your shares by completing and returning the white proxy card sent to you. Most shareholders whose shares are held in "street" name can also vote their shares over the Internet or by telephone. If Internet or telephone voting is available to you, voting instructions are printed on the voting instruction card sent to you. You can revoke a proxy at any time prior to its exercise at the meeting by following the instructions in the accompanying proxy statement.

BY ORDER OF THE BOARD OF DIRECTORS Regina Wilson Corporate Secretary
Philadelphia, Pennsylvania January 4, 2008

PROXY STATEMENT

OF

PRUDENTIAL BANCORP, INC. OF PENNSYLVANIA
_____________________

ABOUT THE ANNUAL MEETING OF SHAREHOLDERS

General.  This proxy statement is furnished to holders of common stock of Prudential Bancorp, Inc. of Pennsylvania, the parent holding company of Prudential Savings Bank.  Our Board of Directors is soliciting proxies to be used at the Annual Meeting of Shareholders to be held at the Holiday Inn – Philadelphia Stadium, located at 900 Packer Avenue, Philadelphia, Pennsylvania, on Monday, February 4, 2008 at 11:00 a.m., Eastern Time, and any adjournment thereof, for the purposes set forth in the Notice of Annual Meeting of Shareholders.  This proxy statement is first being mailed to shareholders on or about January 4, 2008.

Proxy Contest Pending.  You may have received proxy soliciting materials from the Stilwell Group in opposition to management of Prudential Bancorp.  The Nominating and Corporate Governance Committee, consisting of independent, outside directors unanimously approved the nomination of Messrs. Mulcahy and Packer as directors of Prudential Bancorp.  We urge shareholders not to return the proxy from the Stilwell Group.  Your Board of Directors urges you to vote for our nominees for director, Francis V. Mulcahy and Joseph W. Packer, Jr.  We are not responsible for any information provided by or relating to the Stilwell Group contained in any proxy materials filed or disseminated by the Stilwell Group or any other statement they make

What is the purpose of the annual meeting?

At our annual meeting, shareholders will act upon the matters outlined in the notice of meeting, including the election of directors and ratification of our independent registered public accounting firm.  In addition, management may report on the performance of Prudential Bancorp and respond to questions from shareholders.

Who is entitled to vote?

Only our shareholders of record as of the close of business on the record date for the meeting, December 19, 2007, are entitled to vote at the meeting. On the record date, we had 11,393,306 shares of common stock issued and outstanding and no other class of equity securities outstanding.  For each issued and outstanding share of common stock you own on the record date, you will be entitled to one vote on each matter to be voted on at the meeting, in person or by proxy.

How do I submit my proxy?

After you have carefully read this proxy statement, indicate on your proxy form how you want your shares to be voted.  Then sign, date and mail your proxy form in the enclosed prepaid return envelope as soon as possible.  This will enable your shares to be represented and voted at the annual meeting.

If my shares are held in "street name" by my broker, could my broker automatically vote my shares for me?

Your broker may vote in his or her discretion on the election of directors and ratification of our independent registered public accounting firm if you do not furnish instructions and such proposals are not subject to a counter-solicitation.  As a result of the proxy contest, however, your broker will not be able to vote your shares without receiving instructions from you.  Shares that are not voted by brokers are called “broker non-votes.”

Can I attend the meeting and vote my shares in person?

All shareholders are invited to attend the annual meeting.  Shareholders of record can vote in person at the annual meeting.  If your shares are held in "street name," then you are not the shareholder of record and you must ask your broker or other nominee how you can vote at the annual meeting.

Can I change my vote after I return my proxy card?

Yes.  If you are a shareholder of record, there are three ways you can change your vote or revoke your proxy after you have sent in your white proxy form.

•
First, you may send a written notice to our Corporate Secretary, Ms. Regina Wilson, Prudential Bancorp, Inc. of Pennsylvania, 1834 Oregon Avenue, Philadelphia, Pennsylvania 19145, in advance of the meeting stating that you would like to revoke your proxy.

•	Second, you may complete and submit a new proxy form before the annual meeting. Any earlier proxies will be revoked automatically.

•	Third, you may attend the annual meeting and vote in person. Any earlier proxy will be revoked. However, attending the annual meeting without voting in person will not revoke your proxy.

If your shares are held in street name and you have instructed a broker or other nominee to vote your shares, you must follow directions you receive from your broker or other nominee to change your vote.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority of votes that all shareholders are entitled to cast on a particular matter will constitute a quorum.  Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of votes considered to be present at the meeting.

What are the Board of Directors' recommendations?

The recommendations of the Board of Directors are set forth under the description of each proposal in this proxy statement.  In summary, the Board of Directors recommends that you vote FOR the nominees for director described herein and FOR ratification of the appointment of Deloitte & Touche LLP, our independent registered public accounting firm for fiscal 2008.

The proxy solicited hereby, if properly signed and returned to us and not revoked prior to its use, will be voted in accordance with your instructions.  If no contrary instructions are given, each proxy signed and received will be voted in the manner recommended by the Board of Directors and, upon the transaction of such other business as may properly come before the meeting, in accordance with the best judgment of the persons appointed as proxies.  Proxies solicited hereby may be exercised only at the annual meeting and any adjournment of the annual meeting and will not be used for any other meeting.

What vote is required to approve each item?

The election of directors will be determined by a plurality of the votes cast at the annual meeting.  The two nominees for director receiving the most "for" votes will be elected directors for a three-year term expiring in 2011, and until their successors are elected and qualified.  The affirmative vote of a majority of the total votes cast at the annual meeting is required for approval of the proposal to ratify the appointment of Deloitte & Touche LLP for fiscal 2008.  Under the Pennsylvania Business Corporation Law, abstentions do not constitute votes cast and will not affect the vote required for the proposal to ratify the appointment of the independent registered public accounting firm.  If there is a proxy contest, broker non-votes are not considered to be votes cast under the Pennsylvania Business Corporation Law and will have no effect on the proposals to elect directors and ratify the appointment of the independent registered public accounting firm.

As indicated below under "Beneficial Ownership of Common Stock by Certain Beneficial Owners and Management," Prudential Mutual Holding Company owns a majority of our outstanding common stock.  Prudential Mutual Holding Company intends to vote all of the shares it owns for the nominees for director and for the ratification of the appointment of Deloitte & Touche LLP, thereby ensuring a quorum at the annual meeting, and that each of such proposals will be adopted.

INFORMATION WITH RESPECT TO NOMINEES FOR DIRECTOR, CONTINUING DIRECTORS AND EXECUTIVE OFFICERS

Election of Directors (Proposal One)

Our Articles of Incorporation provide that the Board of Directors shall be divided into three classes as nearly equal in number as possible.  The directors are elected by our shareholders for staggered terms and until their successors are elected and qualified.  At this annual meeting, you will be asked to elect two directors for a three-year term expiring in 2011, and until their successors are elected and qualified.

Our Nominating and Corporate Governance Committee has recommended the re-election of Messrs. Mulcahy and Packer as directors.  No nominee for director is related to any other director or executive officer by blood, marriage or adoption.  Shareholders are not permitted to use cumulative voting for the election of directors.  Our Board of Directors has determined that Messrs. Fanelli, Mulcahy, Packer and Judge are independent directors as defined in the Nasdaq listing standards.

Unless otherwise directed, each proxy signed and returned by a shareholder will be voted for the election of the nominees for director listed below.  If any person named as a nominee should be unable or unwilling to stand for election at the time of the annual meeting, the proxies will nominate and vote for any replacement nominee or nominees recommended by our Board of Directors.  At this time, the Board of Directors knows of no reason why any of the nominees listed below may not be able to serve as a director if elected.

As of the date of this proxy statement, the Stilwell Group had filed proxy soliciting materials in opposition to management of Prudential Bancorp.  Therefore, you may receive proxy soliciting materials from persons other than the Company.  The Board of Directors unanimously recommends a vote for the election of the Company’s nominees FOR election as directors.

Please mark your vote on the enclosed white proxy card and
return it in the enclosed postage prepaid envelope

The following tables present information concerning the nominees for director, and our continuing directors, all of whom also serve as directors of Prudential Savings Bank.  For certain directors, the indicated period of service as a director includes service as a director of Prudential Savings Bank prior to the organization of Prudential Bancorp in 2004. Ages are reflected as of September 30, 2007.

Nominees for Director for Three-Year Terms Expiring in 2011

Name	Age	Position with Prudential Bancorp and Principal Occupation During the Past Five Years	Director Since

Francis V. Mulcahy	74	Director. Residential real estate appraiser and broker, Media, Pennsylvania.	2005

Joseph W. Packer, Jr.	79	Chairman of the Board since October 1992. Presently retired. Former President and Chief Executive Officer of Prudential Savings Bank.	1979

The Board of Directors recommends that you vote FOR election of our nominees for director.

Members of the Board of Directors Continuing in Office

Directors Whose Terms Expire in 2009

Name	Age	Position with Prudential Bancorp and Principal Occupation During the Past Five Years	Director Since

John P. Judge	87	Director. Presently retired. Former President of Continental Building and Loan Association, Philadelphia, Pennsylvania, prior to its merger with Prudential Savings Bank in 1983.	1983

Thomas A. Vento	73	Director. President of Prudential Savings Bank since 1992 and President and Chief Executive Officer since 1993.	1992

Directors Whose Terms Expire in 2010

Name	Age	Position with Prudential Bancorp and Principal Occupation During the Past Five Years	Director Since

Jerome R. Balka, Esq.	78	Director. Solicitor of Prudential Savings Bank. Partner, Balka & Balka, a law firm, Philadelphia, Pennsylvania.	2000

A. J. Fanelli	70	Director. Self-employed owner of a public accounting practice, Philadelphia, Pennsylvania.	2005

Executive Officers Who Are Not Directors

Set forth below is certain information with respect to current executive officers of Prudential Bancorp and its subsidiaries who are not directors.  Ages are reflected as of September 30, 2007.

Name	Age	Principal Occupation During the Past Five Years

Joseph R. Corrato	46
Executive Vice President and Chief Financial Officer of Prudential Bancorp since 2005 and Prudential Savings Bank since 1997.  Mr. Corrato joined Prudential Savings Bank in 1978 and served in a variety of positions including Treasurer and Controller prior to becoming Executive Vice President in 1997.

David H. Krauter	66	Vice President and Chief Lending Officer of Prudential Savings Bank since 1999 and Vice President since 1992.

Jack E. Rothkopf	44
Controller of Prudential Savings Bank since January 2006.  Prior thereto, Mr. Rothkopf served as Assistant Vice President of Popular Financial Holdings, Marlton, New Jersey from October 2000 to January 2006.

Director Nominations

Nominations for director of Prudential Bancorp are made by the Nominating and Corporate Governance Committee of the Board of Directors and are ratified by the entire Board.  In November 2004, the Board of Directors adopted a written charter which is available on our Website at www.prudentialsavingsbank.com.  The Charter sets forth certain criteria the committee may consider when recommending individuals for nomination including: ensuring that the Board of Directors, as a whole, is diverse and consists of individuals with various and relevant career experience, relevant technical skills, industry knowledge and experience, financial expertise (including expertise that could qualify a director as a "financial expert," as that term is defined by the rules of the Securities and Exchange Commission), local or community ties, minimum individual qualifications, including strength of character, mature judgment, familiarity with our business and industry, independence of thought and an ability to work collegially.  The committee also may consider the extent to which the candidate would fill a present need on the Board of Directors.  The Nominating and Corporate Governance Committee will also consider candidates for director suggested by other directors, as well as our management and shareholders.  A shareholder who desires to recommend a prospective nominee for the Board should notify our Secretary or any member of the Nominating and Corporate Governance Committee in writing with whatever supporting material the shareholder considers appropriate.  Any shareholder wishing to make a nomination must follow our procedures for shareholder nominations, which are described under "Shareholder Proposals, Nominations and Communications with the Board of Directors."

Committees and Meetings of the Board of Directors

During the fiscal year ended September 30, 2007, the Board of Directors of Prudential Bancorp met 15 times.  No director of Prudential Bancorp attended fewer than 75% of the aggregate of the total number of Board meetings held during the period for which he has been a director and the total number of meetings held by all committees of the Board on which he served during the periods that he served.

Membership on Certain Board Committees.  The Board of Directors of Prudential Bancorp has established an Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.  Each of the committees operates in accordance with a written charter which is available on our Website at www.prudentialsavingsbank.com.  The following table sets forth the membership of such committees as of the date of this proxy statement.

Nominating
and Corporate
Directors	Governance	Compensation	Audit
A. J. Fanelli	**	*	**
Francis V. Mulcahy	*	*
Joseph W. Packer, Jr.	*	**	*
John P. Judge	*	*	*

*              Member
*              Chair

Audit Committee.  The Audit Committee reviews with management and the independent registered public accounting firm the systems of internal control, reviews the annual financial statements, including the Annual Report on Form 10-K and monitors Prudential Bancorp's adherence in accounting and financial reporting to generally accepted accounting principles.  The Audit Committee is comprised of three directors who are independent directors as defined in the Nasdaq listing standards and the rules and regulations of the Securities and Exchange Commission.  The Board of Directors has determined that none of the members of the Audit Committee meet the definition of Audit Committee Financial Expert, as such term is defined in the rules of the Securities and Exchange Commission.  However, we believe it is important to note that while no one individual member of the Audit Committee has been determined to meet the technical requirements to be an Audit Committee financial expert, each of the members has had significant involvement in financial matters, two due to service as chief executive officers of financial institutions.  The Audit Committee met four times in fiscal 2007.

Compensation Committee.  It is the responsibility of the Compensation Committee of the Board of Directors to, among other things, oversee Prudential Bancorp's compensation and incentive arrangements for management.  No member of the Compensation Committee is a current or, other than Mr. Packer, former officer or employee of Prudential Bancorp, Prudential Savings Bank or any subsidiary.  Mr. Packer served as an executive officer of Prudential Savings Bank prior to 1993. Each of the members is independent as defined in the Nasdaq listing standards.  The report of the Compensation Committee is set forth on page [11].  The Compensation Committee met once in fiscal 2007.

Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee reviews and makes nominations for the Board of Directors, which are then sent to the full Board of Directors for their ratification.  Each of the members is independent as defined in the Nasdaq listing standards.  The Nominating and Corporate Governance Committee met once in fiscal 2007.

Directors' Attendance at Annual Meetings

Directors are expected to attend the Annual Meeting of Shareholders absent a valid reason for not doing so.  All of our directors attended the Annual Meeting of Shareholders held in February 2007.

Directors' Compensation

The following table sets forth certain information regarding the compensation paid to our non-employee directors during fiscal year 2007.

Name	Fees Earned or Paid in Cash	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation(1)	Total
Jerome R. Balka	$27,850	$--	$	$45,000	$72,850
A.J. Fanelli	33,450	--		--	33,450
John P. Judge	37,650	--		18,998	56,648
Francis V. Mulcahy	30,250	--		--	30,250
Joseph W. Packer, Jr	107,198	--		21,590	128,788
________________
(1)
Represents for Mr. Balka, his annual retainer as solicitor of Prudential Savings Bank, for Mr. Judge, life and health insurance premiums of $25,670 and $14,513, respectively, and for Mr. Packer, includes life and health insurance premiums of $15,775 and $14,963, respectively.

We do not pay separate compensation to directors for their service on the Board of Directors of Prudential Bancorp.  In fiscal 2007, members of Prudential Savings Bank's Board of Directors received an annual retainer of $21,000 if they attended 10 of the twelve regularly scheduled Board meetings; if a director did not attend at least 10 meetings, he instead received $1,750 per meeting attended of the Board, including both regular and special meetings.  The retainer increased to $21,600 for fiscal 2008 and per meeting fee increased to $1,800.  For fiscal 2007 and fiscal 2008, members of the Audit Committee, Executive Committee, Compensation Committee and Budget/Finance Committee receive fees of $800 per meeting attended.  As Chairman of the Board, Mr. Packer received an annual retainer of $69,750 in fiscal 2007 in addition to board and committee meeting fees.  For fiscal 2008, Mr. Packer's annual retainer as Chairman will increase to $71,145, in addition to standard board and committee meeting fees.  Mr. Judge receives an additional $5,000 per year for service as chairman of Prudential Savings Bank’s Finance Committee, which will increase to $5,100 in fiscal 2008.  As solicitor of Prudential Savings Bank, Mr. Balka received in fiscal 2007 an annual retainer of $45,000, which will increase to $46,000 in fiscal 2008.  He also received the normal meeting fee for service on the Executive Committee and the normal annual Board retainer of $21,000. Board fees are subject to periodic adjustment by the Board of Directors.

Amended and Restated Post Retirement Agreement.  In November 2004, Prudential Savings Bank entered into an Amended and Restated Post Retirement Agreement with Mr. Packer, Chairman of the Board and former President and Chief Executive Officer of Prudential Savings Bank.  Pursuant to the post retirement agreement, Prudential Savings Bank agreed to provide Mr. Packer and his spouse with continued health and life insurance comparable to that in effect at Mr. Packer's retirement as an employee, as well as continued participation in a split dollar life insurance plan.

Split Dollar Insurance Agreements. Prudential Savings Bank maintains insurance policies on the lives of Messrs. Packer and Judge and their respective spouses, and entered into a Split-Dollar Agreement with Mr. Packer in 1993 and Split-Dollar Agreements with Messrs. Packer and Judge in June 1994.  The policies have a face amount of $200,000 each, and are assigned to Prudential Savings Bank, which pays the annual premiums on the policies.  Under the agreements, upon the death of the director and his spouse, Prudential Savings Bank will receive an amount equal to the premiums paid on the policies less any fees due to the insurer.  The remaining death benefits under the insurance policies will be paid to the respective beneficiaries.

The Split-Dollar Agreements may be terminated at any time by either the director and his spouse or Prudential Savings Bank with the consent of the other party.  Upon termination, the director has the right to purchase the policy from Prudential Savings Bank.

Compensation Committee Interlocks and Insider Participation

Determinations regarding compensation of our President and Chief Executive Officer, our senior management and our employees are reviewed and approved by Prudential Bancorp's Compensation Committee.  Messrs. Fanelli, Mulcahy, Judge and Packer, who is the Committee's Chairman, currently serve as members of the Compensation Committee.

No person who served as a member of the Compensation Committee during fiscal 2007 was a current or, other than Mr. Packer, former officer or employee of Prudential Bancorp or Prudential Savings Bank or engaged in certain transactions with Prudential Bancorp or Prudential Savings Bank required to be disclosed by regulations of the Securities and Exchange Commission.  Mr. Packer served as an executive officer of Prudential Savings Bank prior to 1993. Additionally, there were no Compensation Committee "interlocks" during fiscal 2007, which generally means that no executive officer of Prudential Bancorp served as a director or member of the Compensation Committee of another entity, one of whose executive officers served as a director or member of the Compensation Committee.

MANAGEMENT COMPENSATION

Compensation Discussion and Analysis

Overview.  The compensation of our executive officers plays an integral role in the overall success of Prudential Bancorp, Inc. and Prudential Savings Bank.  As a result, we have created compensation programs that are designed to attract, retain, and motivate qualified, effective executives and professionals.  Decisions regarding executive compensation are made by our Compensation Committee, which reviews a number of factors, including performance of the individual executive officers, the performance of Prudential Bancorp, as well as publicly available compensation data for comparable companies.  For the year ended September 30, 2007, the members of our Compensation Committee consisted of Messrs. A. J. Fanelli, John P. Judge, Francis V. Mulcahy and Joseph W. Packer, Jr., who is Chairman.  In this Compensation Discussion and Analysis, our chief executive officer, chief financial officer and our other most highly compensated executive officer during fiscal 2007 are referred to collectively as our "named executive officers."

For the year ended September 30, 2007, we compensated our named executive officers with a combination of base salary, bonus, equity compensation and participation in benefit plans at levels that we believed were comparable to other financial institutions of similar size within our region.  In addition to base salary and bonuses, the primary benefit plans made available to our named executive officers include our employee stock ownership plan, 401(k) plan, our defined benefit pension plan and, to a lesser extent, split-dollar life insurance.  Our compensation plans have been developed by our board of directors and the Compensation Committee with the assistance of our management.  Historically, the Compensation Committee has conducted an analysis of our compensation levels based on its review of various publicly available surveys or reports to assist in setting appropriate levels of compensation for our named executive officers.  To date, we have not engaged the services of compensation consultants to review our policies and procedures with respect to executive compensation, however, we may choose to do so in the future.

In connection with the completion of our mutual holding company reorganization in March 2005, we adopted an employee stock ownership plan and amended our 401(k) plan to add an investment fund for our common stock in order to more closely align the interests of our executive officers with our shareholders.  In view of the additional employee stock ownership plan benefits, we discontinued the 401(k) plan matching contribution and reduced the annual accrual for our pension plan from 2.0% to 1.5%.  Through the employee stock ownership plan, we provide all of our employees, including our named executive officers, with tax-qualified retirement benefits.  Under the plan, shares are allocated as of December 31 each year to the accounts of our employees based on the ratio of the individual's cash compensation to the compensation of all eligible participants.

We offer various fringe benefits to all of our employees, including our executive officers, on a non-discriminatory basis, including group policies for medical, dental, life, disability and accidental death insurance.  Our named executive officers also receive the use of an automobile.  In addition, our President and Chief Executive Officer receives fees for serving as a member of the Board of Directors and reimbursement of the Philadelphia city wage tax.  The Compensation Committee believes that such additional benefits are appropriate and assist Mr. Vento in fulfilling his employment obligations and responsibilities as a director.

Compensation Philosophy.  The philosophy of Prudential Bancorp is to compensate our executive officers for performance and to pay in a manner that is comparable and consistent with other similar financial services companies. Our compensation philosophy also takes into account risk management, operational stability, and legal and regulatory compliance, intended to assist Prudential Bancorp in competing with similar businesses (including publicly held financial institutions) for the talent that we need.

Objectives of Our Compensation Programs.  The primary objectives of Prudential Bancorp's executive compensation policies and programs are as follows:

•	To attract, retain and motivate an experienced, competent executive management team;

•	To reward the executive management team for the enhancement of shareholder value based on Prudential Bancorp's annual earnings performance and the market price of the Prudential Bancorp's stock;

•	To make certain that compensation rewards are adequately balanced between short-term and long-term performance goals; and

•	To maintain compensation levels that are competitive with other financial institutions particularly those considered Prudential Bancorp's peers based on asset size and market area.

Elements of Executive Compensation

Base Salary.  For fiscal 2007, the Compensation Committee determined the base salaries of Messrs Vento, Corrato and Krauter and submitted such determination to the full board of directors for review.  Mr. Vento, our only named executive officer who is also a member of the Board, did not participate in discussions regarding his own compensation.  In setting base salary, the Compensation Committee conducted a review of external competitiveness based on publicly available salary surveys produced by America’s Community Bankers (ACB).  The ACB is a national bank trade organization and their survey lists various job titles by asset size of the bank and the geographic region in which the bank operates.  Generally, the peer groups consisted of financial institutions with assets in the range of $500 million, nationally, and in the mid-Atlantic region.

In determining base salary for 2007, the Compensation Committee considered the overall financial performance of Prudential Bancorp, the individual executive officer's performance and cost of living adjustments, however, no particular weight was given to any single factor.  The base salaries for Messrs Vento, Corrato and Krauter were $265,000, $165,000 and $118,190, respectively for fiscal 2007, increases of 5.7%, 10.0% and 6.0%, respectively, from fiscal 2006 salaries.  The Compensation Committee believes that the base salaries paid to each member of the senior management team is commensurate with their duties, performance and range for the industry compared with financial institutions of similar size within our region.

Incentive/Bonus Compensation.  The Compensation Committee determines the annual bonus paid to Messrs Vento, Corrato and Krauter and for 2007, established a bonus pool of $220,000 based on approximately 6.5% of Prudential Bancorp's net income for the fiscal year.  The bonus pool was reduced by $1,250 paid to part-time employees.  Messrs. Vento and Corrato, have a fixed service factor of 4.0.  All other full time employees of Prudential Savings Bank are allocated a service factor based on their years of service, which for Mr. Krauter was 2.5.  Each individual's service factor is then multiplied by the employee's base salary to determine the proportionate allocation of the bonus pool among all full time employees.  For fiscal 2007, Messrs. Vento, Corrato and Krauter were awarded bonuses of $31,376, $19,536 and $8,746, respectively, which represented 14.3%, 8.9% and 4.0%, respectively, of the bonus pool.  By utilizing a calculation of cash bonus based on a percentage of net income, the Compensation Committee believes this component of executive compensation properly focuses management on the attainment of Prudential Bancorp’s short term performance.

Equity Compensation.  Prudential Bancorp's equity compensation consists of allocations of common stock pursuant to the tax qualified employee stock ownership.  Because it is a broad-based plan, applicable to all eligible employees, the allocations of common stock to the named executive officers are based on a formula under the plan which allocates shares pro rata based on the officer’s other cash compensation.  As such, the Compensation Committee does not exercise discretion with respect to the allocations.

Employment Agreements.  Prudential Bancorp and Prudential Savings Bank have entered into employment agreements with Messrs. Vento and Corrato.  The contracts are reviewed annually by the Compensation Committee and the full board of directors.  Under the terms of the agreements, payments will be made upon change in control only if the officer's employment is terminated.  For additional information regarding the terms of the employment agreements, see "Management – Employment Agreements."

Benefit Plans.  The Compensation Committee reviews annually the expense and appropriateness of all benefit plans for the named executive officers and all other employees.  Our benefit plans include a defined benefit pension plan, 401(k) plan and other benefit plans such as medical, dental, life and disability insurance.

In fiscal 2006, Prudential Savings Bank purchased bank-owned life insurance and entered into endorsement split dollar insurance agreements with each of the named executive officers.  Bank-owned life insurance and the related split dollar life insurance arrangements are commonly utilized by financial institutions to provide a benefit to their executive officers while generating additional income and funding various other employee benefit programs.  A description of the endorsement split dollar agreements is set forth under "Management – Benefit Plans – Endorsement Split Dollar Insurance Agreements."

Summary Compensation Table

The following table summarizes the total compensation paid by Prudential Savings Bank (including amounts deferred, if any, to future periods by the officers) for services rendered in all capacities during the fiscal year ended September 30, 2007 to the principal executive officer, principal financial officer and the other executive officer of Prudential Savings Bank during fiscal 2007 whose total compensation exceeded $100,000, who are referred to as our "named executive officers."  Prudential Bancorp and Prudential Mutual Holding Company have not paid separate cash compensation to our officers and directors.

Name and Principal Position	Fiscal Year	Salary	Bonus(1)	Change in Pension Value And Nonqualified Deferred Compensation Earnings	All Other Compensation(2)		Total
Thomas A. Vento, President and Chief Executive Officer	2007	$265,000	$31,376	$9,000	$68,350	(3)	$373,726

Joseph R. Corrato, Executive Vice President and Chief Financial Officer	2007	165,000	19,536	23,000	31,635		239,171

David H. Krauter, Vice President and Chief Lending Officer	2007	118,190	8,746	59,000	14,856		200,792
___________________
(1)	Represents bonuses earned in fiscal 2007 which were paid in fiscal 2008.

(2)
Includes the fair market value on December 31, 2006, of a share of our common stock ($13.40), the date the 1,775.919, 1,441.6988 and 1,015.9138 shares were allocated to the Employee Stock Ownership Plan accounts of Messrs. Vento, Corrato and Krauter, respectively, and the value of the use of an automobile by Messrs. Vento, Corrato and Krauter of $12,305, $12,028 and $1,105, respectively.  The value of the automobile is based on depreciation, insurance and fuel and maintenance expense.  Also includes for Mr. Corrato, the value of the use of a personal computer.

(3)	Includes for Mr. Vento an aggregate of $26,250 paid in fiscal 2007 as board or committee meeting fees and reimbursement of $990 in Philadelphia city wage taxes.

Employment Agreements

In connection with the reorganization completed in March 2005, Prudential Savings Bank entered into employment agreements with Messrs. Vento and Corrato.  The employment agreements have a term of three years with respect to Mr. Vento and two years with respect to Mr. Corrato, in each case beginning on March 29, 2005.  The term will be extended annually thereafter unless either Prudential Savings Bank or the executive gives notice at least 30 days prior to the annual anniversary date that the agreement shall not be extended.  Under the terms of the employment agreements, Messrs. Vento and Corrato received an initial annual base salary, which shall be reviewed from time to time by the board of directors.  The executives are also entitled to participate in our benefit plans and programs and receive reimbursement for reasonable business expenses.  Each of the employment agreements is terminable with or without cause by Prudential Savings Bank. The executives have no right to compensation or other benefits pursuant to the employment agreements for any period after voluntary termination by the executive without good cause (as defined in the agreement) or termination by Prudential Savings Bank for cause, disability, retirement or death.

In the event that (i) the executive terminates his employment because of failure to comply with any material provision of the employment agreement by Prudential Savings Bank or (ii) the employment agreement is terminated by Prudential Savings Bank other than for cause, disability, retirement or death, Messrs. Vento and Corrato will be entitled to the payment of two (Mr. Vento) and one (Mr. Corrato) times their respective average annual cash compensation (salary and cash bonuses) as cash severance and the maintenance until the earlier to occur of the passage of two years (Mr. Vento) or one year (Mr. Corrato) or, until the executive's full time employment with another employer, of the executive's participation in all employee benefit plans in which the executive was entitled to participate or similar plans, programs or arrangements if his continued participation is not permissible.

 In the event that the executive's employment is terminated in connection with a change in control, as defined in the employment agreements, for other than cause, disability, retirement or death or the executive terminates his employment as a result of certain adverse actions which are taken with respect to the executive's employment following a change in control, as defined, Messrs. Vento or Corrato, as the case may be, will be entitled to a cash severance payment equal to three and two times their respective average annual cash compensation and the maintenance, as described above, of the employee benefit plans for three and two years, respectively, or until the executive's full-time employment with another employer that provides similar benefits. Benefits under the employment agreements will be reduced to the extent necessary to ensure that the executives do not receive any "parachute payment" as such term is defined under Section 280G of the Internal Revenue Code.  In the event of a change in control, as defined in the agreements, of Prudential Bancorp, the estimated amounts due Messrs. Vento and Corrato upon termination of employment, based solely on their current annual compensation and assuming the change of control had occurred at the end of fiscal 2006 and excluding the value of any benefit continuation, would be approximately $795,000 and $330,000, respectively.

Although the above-described employment agreements could increase the cost of any acquisition of control of Prudential Bancorp, we do not believe that the terms thereof would have a significant anti-takeover effect.

Potential Payments Upon Termination of Employment or Change in Control

The tables below reflect the amount of compensation to each of the named executive officers of Prudential Bancorp in the event of termination of such executive’s employment.  The amount of compensation payable to each named executive officer upon voluntary termination, early retirement, involuntary not-for-cause termination, termination following a change in control and in the event of disability or death of the executive is shown below.  The amounts shown assume that such termination was effective as of September 28, 2007, and thus includes amounts earned through such time.  The amounts shown are estimates of the amounts which would be paid out to the executives upon their termination.  The actual amounts to be paid out can only be determined at the time of such executive’s separation from Prudential Bancorp and Prudential Savings Bank.  Prudential Bancorp currently does not have any stock option or restricted stock award plans.

Thomas A. Vento.  The following table shows the potential payments upon termination of employment or a change in control of Prudential Bancorp or Prudential Savings Bank for Thomas A. Vento, our President and Chief Executive Officer.

Payments and Benefits	Voluntary Termination	Termination for Cause	Involuntary Termination Without Cause or Termination by the Executive for Good Reason Absent a Change in Control	Change in Control With Termination of Employment	Death or Disability (i)	Retirement (j)

Accrued leave (a)	$39,205	$39,205	$39,205	$39,205	$39,205	$39,205

Severance payments and benefits: (b)
Cash severance (c)	--	--	501,235	751,852	--	--
ESOP allocations (d)	--	--	43,972	59,377	--	--
Insurance benefits (e)	--	--	42,703	64,689	--	--
Automobile expenses (f)	--	--	8,808	12,854	--	--
§280G cut-back (g)	--	--	--	(36,182)	--	--

Total payments and benefits (h)	$39,205	$39,205	$635,923	$891,795	$39,205	$39,205

 (Footnotes follow the table on page __)

Joseph R. Corrato.  The following table shows the potential payments upon termination of employment or a change in control of Prudential Bancorp or Prudential Savings Bank for Joseph R. Corrato, our Executive Vice President and Chief Financial Officer.

Payments and Benefits	Voluntary Termination	Termination for Cause	Involuntary Termination Without Cause or Termination by the Executive for Good Reason Absent a Change in Control	Change in Control With Termination of Employment	Death or Disability (i)	Retirement (j)

Accrued leave (a)	$9,493	$9,493	$9,493	$9,493	$9,493	$9,493

Severance payments and benefits: (b)
Cash severance (c)	--	--	138,030	276,060	--	--
ESOP allocations (d)	--	--	17,848	47,353	--	--
Insurance benefits (e)	--	--	21,494	43,843	--	--
Automobile expenses (f)	--	--	4,952	9,633	--	--
§280G cut-back (g)	--	--	--	--	--	--

Total payments and benefits (h)	$9,493	$9,943	$191,817	$386,382	$9,493	$9,493

 (Footnotes follow the table on page __)

David H. Krauter. The following table shows the potential payments upon termination of employment or a change in control of Prudential Bancorp or Prudential Savings Bank for David H. Krauter, our Vice President and Chief Lending Officer.

Payments and Benefits	Voluntary Termination	Termination for Cause	Involuntary Termination Without Cause or Termination by the Executive for Good Reason Absent a Change in Control	Change in Control With Termination of Employment	Death or Disability (i)	Retirement (j)

Accrued leave (a)	$3,724	$3,724	$3,724	$3,724	$3,724	$3,724

Severance payments and benefits: (b)
Cash severance (c)	--	--	--	--	--	--
ESOP allocations (d)	--	--	--	33,416	--	--
Insurance benefits (e)	--	--	--	--	--	--
Automobile expenses (f)	--	--	--	--	--	--
§280G cut-back (g)	--	--	--	--	--	--

Total payments and benefits (h)	$3,724	$3,724	$3,724	$37,140	$3,724	$3,724

__________________________
(a)
Paid time off is granted to each employee annually based on position and tenure.  Earned but unused paid time off is paid upon termination of employment including termination for cause.  The amounts shown represent each executive’s accrued but unused paid time off as of September 28, 2007.

(b)
These severance payments and benefits are payable if the employment of Messrs. Vento and Corrato is terminated prior to a change in control either (i) by Prudential Bancorp or Prudential Savings Bank for any reason other than cause, disability, retirement or death or (ii) by such executive if the Company or the Bank materially breaches the terms of the employment agreements. The severance payments and benefits are also payable if Messrs. Vento’s or Corrato’s employment is terminated during the term of their respective employment agreements following a change in control.

(c)
In the Involuntary Termination column, represents for Mr. Vento a lump sum payment equal to two times his average base salary and bonus for the five calendar years preceding the date of termination.  For Mr. Corrato, the amount is one times his average salary and bonus over the same time period.  In the Change in Control column, represents for Messrs. Vento and Corrato a lump sum amount equal to three and two times, respectively, their respective average base salary and bonus for the five calendar years preceding the date of termination.  For the amount payable to Messrs. Vento’s, Corrato’s or Krauter’s beneficiaries in the event of their respective deaths, see Note (i) below.

(d)
In the Involuntary Termination column, represents a lump sum payment equal to the value of the estimated number of shares of Prudential Bancorp common stock that would have been allocated to the executive’s ESOP account for two additional years, with respect to Mr. Vento, and one year with respect to Mr. Corrato, assuming the number of shares allocated in each of 2008 and 2009 (with respect to Mr. Vento) to each of the executives is the same number allocated thereto in 2007.  The amounts have not been discounted to present value. In the event of a change in control, the ESOP will be terminated and the unallocated ESOP shares will first be used to repay the outstanding ESOP loan.  Any remaining unallocated ESOP shares will then be allocated among ESOP participants on a pro rata basis based on account balances.  Based on the September 28, 2007 closing price of $12.38 per share, the value of the remaining unallocated ESOP shares exceeds the remaining principal balance of the loan by approximately $760,000.  As a result, the amounts reflect the excess value allocated to each of Messrs. Vento, Corrato and Krauter based on their account balances at January 1, 2007, the first day of the ESOP plan year in which the termination is assumed to have occurred.

(e)
In the Involuntary Termination column, represents for Messrs. Vento and Corrato the estimated cost of providing continued medical, dental and life insurance coverage for two years and one year, respectively, subsequent to the date of termination at no cost to the executive.  In the Change in Control column, the amounts reflect the estimated cost of providing such benefits for Messrs. Vento and Corrato for three years and two years, respectively.  In both situations, the benefits will be discontinued if the executive obtains full-time employment with a subsequent employer which provides substantially similar benefits.  The estimated costs assume the current insurance premiums or costs increase by 10% on October 1st of each year.  The amounts have been discounted to present value.

(f)
Represents the estimated costs of paying automobile related expenses for Messrs. Vento and Corrato for two years and one year, respectively, in the Involuntary Termination column, and for three years and two years, respectively, in the Change in Control column, based on the automobile expenses (excluding depreciation) incurred in the fiscal year ended September 30, 2007.  The estimated costs have been discounted to present value.  Such benefit will be discontinued if the executive obtains full-time employment with a subsequent employer which provides a substantially similar benefit.

(g)
The payments and benefits to Messrs. Vento, Corrato and Krauter in the Change in Control column are subject to a 20% excise tax to the extent the parachute amounts associated therewith under Section 280G of the Code equal or exceed three times the respective executive’s average taxable income for the five calendar years ended December 31, 2006.  The value of the payments and benefits to Mr. Vento slightly exceed this threshold.  The employment agreements with Messrs. Vento and Corrato provide that in the event the parachute payments thereto exceed the Section 280G limit and expose the executive to excise tax liability and Prudential Bancorp and Prudential Savings Bank to a loss of tax deductibility of a portion of the severance benefits, the payments and benefits payable by Prudential Bancorp and Prudential Savings Bank will be reduced by the minimum necessary to result in no portion of the payments and benefits being subject to its excise tax or being non-deductible by Prudential Bancorp and Prudential Savings Bank.  The amount for Mr. Vento reflects the amount by which his payments and benefits must be reduced in order to not trigger excise taxes.

(h)	Does not include the value of the vested benefits to be paid under our 401(k) plan or ESOP. Also, does not include value of earned but unpaid salary and reimbursable expenses.

(i)
None of the executives are covered by Company sponsored disability insurance.  Under the terms of the pension plan in which each of the executives is a participant, they may be entitled to retirement benefits prior to normal retirement if they become disabled.  If Messrs. Vento, Corrato or Krauter had died as of September 28, 2007, their beneficiaries or estate would have received life insurance proceeds of $435,000, $380,000 and $286,300, respectively.  See “-Benefit Plans-Endorsement Split Dollar Agreements.”

(j)
The benefits due to Mr. Corrato if his employment was terminated as of September 28, 2007 would be reduced pursuant to the terms of the defined benefit pension plan. See “-Benefit Plans-Retirement Plan.”

Grants of Plan-Based Awards

During fiscal 2008, our named executive officers received awards under our 2007 bonus program.  We do not currently maintain any equity benefit plans.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)
Name	Grant Date	Threshold	Target	Maximum
Thomas A. Vento	11/8/07	$--	$31,376	$--
Joseph R. Corrato	11/8/07	--	19,536	--
David H. Krauter	11/8/07	--	8,746	--
___________________
(1)
Under the Prudential Savings Bank 2007 Bonus Program, each named executive officer was eligible to receive a fixed proportionate allocations of the bonus pool, thus there were no threshold or maximum amounts.

Benefit Plans

Retirement Plan.  Prudential Savings Bank participates in the Financial Institutions Retirement Fund, a multiple employer defined benefit plan intended to satisfy the tax-qualification requirements of Section 401(a) of the Internal Revenue Code.  Employees become eligible to participate in the retirement plan upon the attainment of age 21 and the completion of one year of eligibility service.  For purposes of the retirement plan, a full-time employee earns one year of eligibility service when he completes 1,000 hours of service within a one-year eligibility computation period.  An employee's first eligibility computation period is the one-year period beginning on the employee's date of hire.  Subsequent eligibility computation periods begin on January 1 and end on December 31.

The retirement plan provides for a monthly benefit upon a participant's retirement at the age of 65, or if later, the fifth anniversary of the participant's initial participation in the retirement plan (i.e., the participant's "normal retirement date").  A participant may also receive a benefit on his early retirement date, which is the date on which he attains age 45 and is partially or fully vested under the terms of the retirement plan.  Benefits received prior to a participant's normal retirement date are reduced by certain factors set forth in the retirement plan.  Participants become fully vested in their benefits under the retirement plan upon the completion of five years of vesting service as well as upon the attainment of normal retirement age (age 65).

The table below shows the present value of accumulated benefits payable to Messrs. Vento, Corrato and Krauter, including the number of years of credited service, under the retirement plan determined using interest rate and mortality rate assumptions consistent with those used in our financial statements. No named executive officer received payments from the retirement plan during fiscal 2007.

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit(2)
Thomas A. Vento	Financial Institutions Retirement Fund(1)	48	$1,556,000
Joseph R. Corrato	Financial Institutions Retirement Fund(1)	21	141,000
David H. Krauter	Financial Institutions Retirement Fund(1)	36	645,000
_____________________

(1)	A multiple employer tax-qualified defined benefit plan.
(2)	Reflects value as of September 30, 2007.

Endorsement Split Dollar Agreements.  Prudential Savings Bank purchased insurance policies on the lives of its executive officers named in the Summary Compensation Table above, and has entered into Endorsement Split Dollar Agreements with each of those officers.  The policies are owned by Prudential Savings Bank.  Under the agreements with the named executive officers, upon an officer’s death while he or she remains employed by Prudential Savings Bank, the officer’s beneficiary will receive two times, one times in the case of Mr. Vento, the officer’s salary as of the date of death.  Pursuant to the terms of the agreements, Prudential Savings Bank has elected to not extend such benefits after a termination of employment.  Such amounts will be funded from the receipt of the death benefits under the insurance policies on such officer’s life in excess of the cash surrender value.  Prudential Savings Bank will receive the full cash surrender value, which is expected to reimburse Prudential Savings Bank in full for its life insurance investment as well as the remainder, if any, in excess of the net proceeds after payments to the officer’s beneficiaries.

The Endorsement Split Dollar Agreements may be terminated at any time by Prudential Savings Bank or the officer or by Prudential Savings Bank upon the officer’s termination of service to Prudential Savings Bank.  Upon termination, Prudential Savings Bank may surrender the policy and collect the cash surrender value.

Related Party Transactions

In accordance with applicable federal laws and regulations, Prudential Savings Bank offers mortgage loans to its directors, officers and employees as well as members of their immediate families for the financing of their primary residences and certain other loans.  These loans are generally made on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons.  It is the belief of management that these loans neither involve more than the normal risk of collectibility nor present other unfavorable features.

COMPENSATION COMMITTEE REPORT

We have reviewed and discussed with management the disclosures under "Management Compensation — Compensation Discussion and Analysis" in this proxy statement.  Based on the review and discussions referred to above, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Members of the Compensation Committee

Joseph W. Packer, Jr., Chairman
A. J. Fanelli
John P. Judge
Francis V. Mulcahy

BENEFICIAL OWNERSHIP OF COMMON STOCK BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth as of December 19, 2007, the voting record date, certain information as to the common stock beneficially owned by (i) each person or entity, including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, who or which was known to us to be the beneficial owner of more than 5% of the issued and outstanding common stock, (ii) the directors of Prudential Bancorp, (iii) certain executive officers of Prudential Bancorp; and (iv) all directors and executive officers of Prudential Bancorp as a group.

Name of Beneficial Owner or Number of Persons in Group	Amount and Nature of Beneficial Ownership as of December 19, 2007(1)		Percent of Common Stock
Prudential Mutual Holding Company 1834 Oregon Avenue Philadelphia, Pennsylvania 19145	6,910,062		60.7%

Stilwell Value Partners I, L.P. Stilwell Partners, L.P., Stilwell Value LLC, Joseph Stilwell and John Stilwell 26 Broadway Street, 23rd Floor New York, New York 10004	1,126,400	(2)	9.9%
 (Footnotes follow table on next page)

Name of Beneficial Owner or Number of Persons in Group	Amount and Nature of Beneficial Ownership as of December 19, 2007(1)		Percent of Common Stock

Directors:
Jerome R. Balka, Esq.	16,070	(3)	*
A. J. Fanelli	2,100	(4)	*
John P. Judge	10,000	(5)	*
Francis V. Mulcahy	2,000		*
Joseph W. Packer, Jr.	20,000	(6)	*
Thomas A. Vento	28,195	(7)	*

Other Named Executive Officers:
Joseph R. Corrato	6,023	(8)	*
David H. Krauter	3,808	(9)	*

All Directors and Executive Officers as a group (9 persons)	88,196		0.8%
___________________
*            Represents less than one percent of Prudential Bancorp's outstanding common stock.

(1)
Based upon filings made pursuant to the Securities Exchange Act of 1934 and information furnished by the respective individuals.  Under regulations promulgated pursuant to the Securities Exchange Act of 1934, shares of common stock are deemed to be beneficially owned by a person if he or she directly or indirectly has or shares (i) voting power, which includes the power to vote or to direct the voting of the shares, or (ii) investment power, which includes the power to dispose or to direct the disposition of the shares.  Unless otherwise indicated, the named beneficial owner has sole voting and dispositive power with respect to the shares.

(2)
Based on information contained in preliminary proxy materials filed on December 7, 2007. The individual and entities share the voting and dispositive power with respect to all of the 1,122,600 shares they own, with the exception of John Stilwell who has sole voting and dispositive power with respect to 3,800 shares.  The business address of Stilwell Value Partners I, L.P., Stilwell Partners, L.P., Stilwell Value LLC and Joseph Stilwell is 26 Broadway, 23rd Floor, New York, New York 10004.

(3)
Includes 5,000 shares held by Mr. Balka's 401(k) Plan and 70 shares held by the estate of Helen Klara for whom Mr. Balka is guardian. Also includes 1,500 shares held by the Marie Montone Drazen Trust, 400 shares held by the Lillian Montone Allen Trust, 5,000 shares held by the Balka Grandchildren Trust and 1,000 shares held by the estate of Danielle Thomas Minor, over which Mr. Balka disclaims beneficial ownership.

(4)	Includes 2,000 shares held jointly with Mr. Fanelli's spouse.

(5)	The 10,000 shares are held jointly with Mr. Judge's spouse.

(6)	Includes 10,000 shares held by Mr. Packer's spouse.

(7)
Includes _____ shares held in Mr. Vento's account in Prudential Savings Bank's 401(k) Plan; however, for purposes of voting authority as of December 19, 2007, Mr. Vento had voting power over _____ shares in the 401(k) Plan, and 1,775 shares allocated to Mr. Vento's account in the Prudential Savings Bank Employee Stock Ownership Plan.

(8)
Includes 78 shares held by Mr. Corrato as custodian for his son and 3,367 shares held in Mr. Corrato's account in Prudential Savings Bank's 401(k) Plan; however, for purposes of voting authority, Mr. Corrato had voting power over 3,128 shares in the 401(k) Plan, and 1,441 shares allocated to Mr. Corrato's account in the Prudential Savings Bank Employee Stock Ownership Plan.

(9)
Includes 2,072 shares held in Prudential Savings Bank's 401(k) Plan for the benefit of Mr. Krauter; however, for purposes of voting authority, Mr. Krauter had voting power over 1,925 shares in the 401(k) Plan, and 1,015 shares allocated to Mr. Krauter's account in the Prudential Savings Bank Employee Stock Ownership Plan.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the officers and directors, and persons who own more than 10% of Prudential Bancorp's common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission.  Officers, directors and greater than 10% shareholders are required by regulation to furnish Prudential Bancorp with copies of all Section 16(a) forms they file.  We know of no person who owns 10% or more of our common stock.

Based solely on our review of the copies of such forms furnished to us, or written representations from our officers and directors, we believe that during, and with respect to, the fiscal year ended September 30, 2007, our officers and directors complied in all respects with the reporting requirements promulgated under Section 16(a) of the Securities Exchange Act of 1934 other than Mr. Fanelli who was late reporting one transaction on Form 4.

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (PROPOSAL TWO)

The Audit Committee of the Board of Directors of Prudential Bancorp has appointed Deloitte & Touche LLP, independent registered public accounting firm, to perform the audit of our financial statements for the year ending September 30, 2008, and further directed that the selection of auditors be submitted for ratification by the shareholders at the annual meeting.

We have been advised by Deloitte & Touche LLP that neither that firm nor any of its associates has any relationship with Prudential Bancorp or its subsidiaries other than the usual relationship that exists between an independent registered public accounting firm and its clients.  Deloitte & Touche LLP will have one or more representatives at the annual meeting who will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

In determining whether to appoint Deloitte & Touche LLP as our independent registered public accounting firm, the Audit Committee considered whether the provision of services, other than auditing services, by Deloitte & Touche LLP is compatible with maintaining their independence.  In addition to performing auditing services, our independent registered public accounting firm reviewed our public filings.  The Audit Committee believes that Deloitte & Touche LLP's performance of these other services is compatible with maintaining the independent registered public accounting firm's independence.

The Board of Directors recommends that you vote FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2008.

Audit Fees

The following table sets forth the aggregate fees paid by us to Deloitte & Touche LLP for professional services rendered by Deloitte & Touche LLP in connection with the audit of Prudential Bancorp's consolidated financial statements for fiscal 2007 and 2006.  No fees were paid by us to Deloitte & Touche LLP for audit-related services, tax services or any other services rendered by Deloitte & Touche LLP during fiscal 2007 or 2006.

	Year Ended September 30,
	2007	2006
Audit fees (1)	$225,600	$195,950
Audit-related fees	--	--
Tax fees	--	--
All other fees	--	--
Total	$225,600	$195,950
___________________

(1)
Audit fees consist of fees incurred in connection with the audit of our annual financial statements and the review of the interim financial statements included in our quarterly reports filed with the Securities and Exchange Commission, as well as work generally only the independent auditor can reasonably be expected to provide, such as statutory audits, consents and assistance with and review of documents filed with the Securities and Exchange Commission.

The Audit Committee selects our independent registered public accounting firm and pre-approves all audit services to be provided by it to Prudential Bancorp.  The Audit Committee also reviews and pre-approves all audit-related and non-audit related services rendered by our independent registered public accounting firm in accordance with the Audit Committee's charter.  In its review of these services and related fees and terms, the Audit Committee considers, among other things, the possible effect of the performance of such services on the independence of our independent registered public accounting firm.  The Audit Committee pre-approves certain audit-related services and certain non-audit related tax services which are specifically described by the Audit Committee on an annual basis and separately approves other individual engagements as necessary.  The Chair of the Audit Committee has been delegated the authority to approve non-audit related services in lieu of the full Audit Committee.  On a quarterly basis, the Chair of the Audit Committee presents any previously-approved engagements to the full Audit Committee.

Each new engagement of Deloitte & Touche LLP was approved in advance by the Audit Committee or its Chair, and none of those engagements made use of the de minimis exception to pre-approval contained in the Securities and Exchange Commission's rules.

REPORT OF THE AUDIT COMMITTEE

The functions of the Audit Committee include the following: performing all duties assigned by the Board of Directors, reviewing with management and independent public accountants the basis for the reports issued by Prudential Savings Bank and Prudential Bancorp pursuant to federal regulatory requirements, meeting with the independent public accountants to review the scope of audit services, significant accounting changes and audit conclusions regarding significant accounting estimates, assessments as to the adequacy of internal controls and the resolution of any significant deficiencies or material control weaknesses, and assessing compliance with laws and regulations and overseeing the internal audit function.  The Audit Committee also reviews and assesses the adequacy of its Charter on an annual basis.

The Audit Committee has reviewed and discussed Prudential Bancorp's audited financial statements with management.  The Audit Committee has discussed with Prudential Bancorp's independent registered public accounting firm, Deloitte & Touche LLP, the matters required to be discussed by the Statement on Auditing Standards ("SAS") No. 61, "Communication with Audit Committees" as amended by SAS No. 90.  The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees" and has discussed with Deloitte & Touche LLP, the independent auditor's independence.  Based on the review and discussions referred to above in this report, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Prudential Bancorp's Annual Report on Form 10-K for fiscal year 2007 for filing with the Securities and Exchange Commission.

Members of the Audit Committee

A. J. Fanelli, Chairman
Joseph W. Packer, Jr.
John P. Judge

SHAREHOLDER PROPOSALS, NOMINATIONS AND COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Shareholder Proposals.  Any proposal which a shareholder wishes to have included in the proxy materials of Prudential Bancorp relating to the next Annual Meeting of Shareholders of Prudential Bancorp, which is expected to be held in February 2009, must be received at the principal executive offices of Prudential Bancorp, 1834 Oregon Avenue, Philadelphia, Pennsylvania 19145, Attention: Joseph R. Corrato, Executive Vice President and Chief Financial Officer, no later than September 6, 2008.  If such proposal is in compliance with all of the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended, it will be included in the proxy statement and set forth on the form of proxy issued for such annual meeting of shareholders.  It is urged that any such proposals be sent certified mail, return receipt requested.

Shareholder proposals which are not submitted for inclusion in Prudential Bancorp's proxy materials pursuant to Rule 14a-8 may be brought before an annual meeting pursuant to Section 2.10 of Prudential Bancorp's Bylaws.  Notice of the proposal must be given in writing and delivered to, or mailed and received at, our principal executive offices by September 6, 2008.  The notice must include the information required by Section 2.10 of our Bylaws.

Shareholder Nominations.  Our Bylaws provide that, subject to the rights of the holders of any class or series of stock having a preference over the common stock as to dividends or upon liquidation, all nominations for election to the Board of Directors, other than those made by the Board or a committee thereof, shall be made by a shareholder who has complied with the notice and information requirements contained in Section 3.12 of our Bylaws.  Written notice of a shareholder nomination generally must be communicated to the attention of the Secretary and either delivered to, or mailed and received at, our principal executive offices not later than, with respect to an annual meeting of shareholders, 120 days prior to the anniversary date of the mailing of proxy materials by us in connection with the immediately preceding annual meeting of shareholders or, in the case of the 2009 annual meeting, by September 6, 2008.  We did not receive any shareholder nominations for this Annual Meeting.

Other Shareholder Communications.  Shareholders who wish to communicate with the Board may do so by sending written communications addressed to the Board of Directors of Prudential Bancorp, Inc. of Pennsylvania, c/o Regina Wilson, Corporate Secretary, at 1834 Oregon Avenue, Philadelphia, Pennsylvania 19145.  Ms. Wilson will forward such communications to the director or directors to whom they are addressed.

ANNUAL REPORTS

A copy of Prudential Bancorp's Annual Report on Form 10-K for the year ended September 30, 2007 accompanies this proxy statement.  Such annual report is not part of the proxy solicitation materials.

Upon receipt of a written request, we will furnish to any shareholder a copy of the exhibits to the Annual Report on Form 10-K.  Such written requests should be directed to Mr. Joseph R. Corrato, Executive Vice President and Chief Financial Officer, Prudential Bancorp, Inc. of Pennsylvania, 1834 Oregon Avenue, Philadelphia, Pennsylvania 19145.

PARTICIPANTS IN THE SOLICITATION

General.  Under the proxy solicitation rules of the Exchange Act, Prudential Bancorp’s Chief Executive Officer, Thomas A. Vento, and Corporate Secretary, Regina Wilson, and each of Prudential Bancorp’s directors may be deemed to be a “participant” in our solicitation of proxies.  Information about principal occupations of directors is set forth under the section “Information with Respect to Nominees for Director, Continuing Directors and Executive Officers – Election of Directors (Proposal One).”  Information about the present ownership of the voting stock by each participant, including the right to acquire shares of the voting stock is set forth under the section “Beneficial Ownership of Common Stock by Certain Beneficial Owners and Management.”  Information about Mr. Vento’s employment agreement is set forth under the section “Management Compensation – Employment Agreements.”  Information about transactions between Prudential Bancorp and directors and executive officers is set forth under the section “Indebtedness of Management and Related Party Transactions.”  For the purpose of this proxy statement, the business address of each participant is 1834 Oregon Avenue, Philadelphia, Pennsylvania, 19145.  Appendix A sets forth certain additional information about each participant’s purchases and sales of our common stock since September 30, 2005.

Other information.  Except as disclosed elsewhere in this proxy statement, to the knowledge of Prudential Bancorp, no participant (1) owns of record any securities of Prudential Bancorp that are not also beneficially owned by them; (2) is, or was within the past year, a party to any contract, arrangement or understanding with any person with respect to the securities of Prudential Bancorp, including, but not limited to, joint ventures, loan or option arrangement, puts or calls, or the giving or withholding of proxies; (3) has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting; or (4) borrowed any funds to purchase any securities set forth under this section “Participants in the Solicitation.”  Except as disclosed elsewhere in this proxy statement, to the knowledge of Prudential Bancorp, no participant has any arrangement or understanding with any person (1) with respect to future transaction to which Prudential Bancorp or any of its affiliates will or may be a party.

OTHER MATTERS

Management is not aware of any business to come before the annual meeting other than the matters described above in this proxy statement.  However, if any other matters should properly come before the meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

Solicitation of Proxies.  The cost of the solicitation of proxies will be borne by Prudential Bancorp.  Prudential Bancorp will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending the proxy materials to the beneficial owners of Prudential Bancorp's common stock.  In addition to solicitations by mail, directors, officers and employees of Prudential Bancorp may solicit proxies personally or by telephone without additional compensation.

Appendix A

Transactions in Prudential Bancorp’s Securities in the Last Two Years.  Listed below are the only purchases and sales of common stock by each participant since September 30, 2005.

Name	Number of Shares Purchased (Sold)		Date	Transaction Type	Form of Beneficial Ownership
Thomas A. Vento	2,500	*	9/4/2007	Purchase	Indirect (by 401(k) plan)
Thomas A. Vento	2,700	*	8/31/2007	Purchase	Indirect (by 401(k) plan)
Thomas A. Vento	500	*	8/30/2007	Purchase	Indirect (by 401(k) plan)
Thomas A. Vento	1,184	*	8/29/2007	Purchase	Indirect (by 401(k) plan)
A.J. Fanelli	1,000		8/10/2007	Purchase	Direct
Joseph R. Corrato	(406)		5/30/2007	Sale	Indirect (by son)
A.J. Fanelli	1,000		2/7/2006	Purchase	Direct
Francis V. Mulcahy	2,000		12/9/2005	Purchase	Direct
_________________
*	Represents units of Prudential Bancorp, Inc.'s securities held in the 401(k) plan on the Mr. Vento's behalf. Each unit consists of one share of common stock.

A-1

☒ PLEASE MARK VOTES	REVOCABLE PROXY/VOTING INSTRUCTION CARD
AS IN THIS EXAMPLE	PRUDENTIAL BANCORP, INC. OF PENNSYLVANIA

THIS PROXY/VOTING INSTRUCTION CARD IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PRUDENTIAL BANCORP, INC. OF PENNSYLVANIA FOR USE AT THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON FEBRUARY 4, 2008 AND AT ANY ADJOURNMENT THEREOF.

The undersigned hereby appoints the Board of Directors of Prudential Bancorp, Inc. of Pennsylvania or any successors thereto, as proxies with full powers of substitution, and the trustees of the ESOP and 401(k) Plan, as applicable, to represent and vote, as designated below, all the shares of common stock of Prudential Bancorp, Inc. held of record by or allocated to the ESOP or 401(k) Plan account of the undersigned as of December 19, 2007 at the Annual Meeting of Shareholders to be held at the Holiday Inn – Philadelphia Stadium, located at 900 Packer Avenue, Philadelphia, Pennsylvania on Monday, February 4, 2008, at 11:00 a.m., Eastern Time, or at any adjournment thereof.

1.	ELECTION of directors.

	☐ FOR	☐ WITHHOLD	☐ FOR ALL EXCEPT

NOMINEES for three-year term expiring in 2011: Francis V. Mulcahy and Joseph W. Packer, Jr.

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

_______________________________________________

2.	PROPOSAL to ratify the appointment of Deloitte & Touche LLP as Prudential Bancorp's independent registered public accounting firm for the fiscal year ending September 30, 2008.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	In their discretion, the proxies/trustees are authorized to vote upon such other business as may properly come before the meeting.

The Board of Directors recommends that you vote "FOR" all the nominees listed above and "FOR" the ratification of Deloitte & Touche LLP.

The shares of Prudential Bancorp’s common stock will be voted as specified.  If not otherwise specified, this proxy/voting instruction card will be voted FOR the nominees to the Board of Directors and FOR the ratification of Prudential Bancorp’s independent registered public accounting firm, and otherwise at the discretion of the proxies/trustees.  You may revoke your proxy at any time prior to the time it is voted at the Annual Meeting and your voting instruction card prior to January 28, 2008.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders of Prudential Bancorp, Inc. of Pennsylvania and the accompanying Proxy Statement and Annual Report for the year ended September 30, 2007, prior to the signing of this proxy/voting instruction card.

This card also constitutes your voting instructions for any shares held in the Employees’ Savings & Profit Sharing Plan (“401(k) Plan”) and the Prudential Savings Bank ESOP and the undersigned hereby authorizes the respective trustees of such Plans to vote the shares allocated to the undersigned’s account(s) as provided herein.  Shares held in the ESOP and 401(k) Plan allocated to participants’ accounts will generally not be voted unless the proxy/voting instruction card is returned.  With respect to any other matter that properly comes before the meeting, the trustees are authorized to vote the shares as directed by Prudential Bancorp.

Please be sure to sign in the box below and date this Proxy/Voting Instruction Card.	Date

Shareholder sign above	Co-holder (if any) sign above

•	Detach above card, sign, date and mail in postage paid envelope provided.	•
PRUDENTIAL BANCORP, INC. OF PENNSYLVANIA

Please sign this proxy/voting instruction card exactly as your name(s) appear(s) on this proxy/voting instruction card.  When signing in a representative capacity, please give title.  When shares are held jointly, only one holder need sign.

PLEASE ACT PROMPTLY
SIGN, DATE & MAIL YOUR PROXY/VOTING INSTRUCTION CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

___________________________________________________

___________________________________________________

___________________________________________________

[PRUDENTIAL BANCORP, INC. OF PENNSYLVANIA]

January 4, 2008

To:	Participants in the Prudential Savings Bank Employee Stock Ownership Plan (the “ESOP”) and/or Employees’ Savings & Profit Sharing Plan (the “401(k) Plan”)

Re:	Instructions for voting shares of Prudential Bancorp, Inc. of Pennsylvania

As described in the enclosed materials, proxies are being solicited in connection with the proposals to be considered at the upcoming Annual Meeting of Shareholders of Prudential Bancorp, Inc.  We hope you will take advantage of the opportunity to direct the manner in which shares of common stock of Prudential Bancorp allocated to your account(s) in the Prudential Savings Bank ESOP and/or 401(k) Plan will be voted.

Enclosed with this letter is the Proxy Statement, which describes the matters to be voted upon, the Annual Report to Shareholders and Proxy/Voting Instruction Card.  After you have reviewed the Proxy Statement, we urge you to vote your allocated shares held in the ESOP and/or 401(k) Plan by marking, dating, signing and returning the enclosed Proxy/Voting Instruction Card in the envelope provided.  In order to be effective, your Proxy/Voting Instruction Card must be received by Registrar and Transfer Company no later than January 28, 2008.  Registrar and Transfer Company will tabulate the votes for the purpose of having those shares voted by the Trustee.

We urge each of you to vote, as a means of participating in the governance of the affairs of Prudential Bancorp.  If your voting instructions are not received, the shares allocated to your ESOP and/or 401(k) Plan account(s) generally will not be voted by the Trustees.  While I hope that you will vote in the manner recommended by the Board of Directors, the most important thing is that you vote in whatever manner you deem appropriate.  Please take a moment to do so.

Please note that the enclosed material relates only to those shares which have been allocated to you in your accounts under the ESOP and/or 401(k) Plan.  If you also own shares of Prudential Bancorp common stock outside of the ESOP and/or 401(k) Plan, you should receive other voting material for those shares owned by you individually.  Please return all your voting material so that all your shares may be voted.

Sincerely,

Thomas A. Vento
President